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                                                       Exhibit 10(a)


                              SIXTH AMENDMENT

                                    TO

                  SECOND AMENDED AND RESTATED CERTIFICATE

                   AND AGREEMENT OF LIMITED PARTNERSHIP

                                    OF

          INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E.


      THIS SIXTH AMENDMENT dated as of April 1, 1998 ("Effective Date") to that certain Second Amended and Restated Certificate and Agreement of Limited Partnership of Interstate General Properties Limited Partnership S.E., a Maryland limited partnership (the "Partnership"), dated December 31, 1986, as amended, is made by and among James J. Wilson, a General Partner of the Partnership, Interstate General Company L.P. ("IGC"), a Delaware limited partnership, a General Partner and Limited Partner of the Partnership, and IGP Group Corp. ("IGP Group"), a Puerto Rico Corporation, a Limited Partner of the Partnership (collectively the "Partners").

                           W I T N E S S E T H:

      WHEREAS, the Certificate and Agreement of Limited Partnership of Interstate Properties was filed on June 29, 1981, in the office of the Clerk of the Circuit Court of Charles County, Maryland; and

      WHEREAS, the foregoing Certificate and Agreement has been amended from time to time, most recently by that certain Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., dated as of December 31, 1986, as amended by that certain First Amendment to Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., effective January 1, 1987, that certain Second Amendment to Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., effective January 1, 1987, that certain Third Amendment to Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., effective February 11, 1988, that certain Fourth Amendment to Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., effective February 16, 1990, and that certain Fifth Amendment to Second Amended and Restated Certificate and Agreement of Interstate General Properties Limited Partnership S.E., effective December 18, 1991 (together the "Partnership Agreement"); and

      WHEREAS, IGC desires to transfer and contribute to IGP Group a portion of its interest in the Partnership consisting of all of IGC's indirect interest in the Service Business and the Designated Entities (as those terms are hereinafter defined)





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      WHEREAS, the Partners desire to amend the Partnership Agreement to admit IGP Group as a Limited Partner, to provide special allocations and distributions with respect to the Service Business and the Designated Entities, and for other purposes, and agree to enter into this Sixth Amendment to the Partnership Agreement;

      NOW, THEREFORE, in consideration of the foregoing, of the undertakings of the parties hereinafter set forth and good and valuable other consideration passing between the parties, receipt whereof is hereby acknowledged, effective as of the Effective Date:

      1. Article 1, relating to definitions, shall be amended as follows:

            (a) The following new terms shall have the following respective meanings:

            Designated Entity: The following entities: Bayamon Gardens Associates, Colinas de San Juan Associates, and Valle del Sol Associates.

            Designated Entity Distributions: All distributions of cash or other property received by the Partnership from a Designated Entity or with respect to the Partnership's ownership or disposition of an interest in a Designated Entity, including but not limited to, distributions of operating profits, capital proceeds, or liquidating distributions from a Designated Entity, the receipt of cash proceeds or other consideration from the sale or other disposition of an interest in a Designated Entity by the Partnership, or the distribution of property in kind by the Partnership that consists of interests in the Designated Entities or of property in kind received by the Partnership with respect to its ownership of an interest in a Designated Entity.

            Designated Entity Items: All items of income, gain, loss, deduction or credit arising from the Partnership's ownership or disposition of an interest in a Designated Entity, including but not limited to, the Partnership's distributive share of a Designated Entity's income, gain, loss, deduction, or credit, and any gain or loss arising from the disposition of the Partnership's interest in a Designated Entity.

            Service Business: All activities of the Partnership relating to services rendered to owners of real estate, including but not limited to management and administrative services provided with respect to the construction, development, sale, or rental of real property (including personal property rented in connection with the rental of real property).

            Service Business Items: All items of income, gain, loss, deduction or credit arising from the Partnership's Service Business, including but not limited to items of income, gain, loss, deduction, and credit arising in connection with the performance of services in the Service Business and any gain or loss arising from the sale or other disposition of assets used in the Service Business.



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            Service Business Distributions: For any period, the total
      amount of distributions of cash or other property made by the Partnership with respect to the Service Business, including but not limited to the distribution of net cash from the receipt of management fees, refinancing fees, construction management fees, sales commissions, or other amounts by the Partnership in connection with the performance of services in the Service Business, net proceeds from the sale, financing, or other disposition of assets used in the Service Business, and distributions of property in kind that consist of assets used in the Service Business.

            (b) The definition of "Net Cash Flow" shall be amended by excluding therefrom all Designated Entity Distributions and Service Business Distributions.

            (c) All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement.

      2. IGP Group is admitted to the Partnership as a Limited Partner in the Partnership with an initial capital account balance equal to that portion of IGC's Capital Account balance that is attributable to the Service Business and the Designated Entities.

      3. Article 8 of the Partnership Agreement is amended to reflect the following allocations and distributions:

            (a) Designated Entity Items and Service Business Items shall be allocated: (1) first, to James J. Wilson, but only to the extent that he would have been allocated such items under the allocation provisions in effect prior to this Sixth Amendment (and assuming for purposes of this sentence that such prior allocation provisions had been in effect on and after the Effective Date); and (2) second, to IGP Group.

            (b) All Designated Entity Distributions and Service Business Distributions shall be distributed (1) first, to James J. Wilson, but only to

            (d) All other allocations and distributions shall be made in accordance with Article 8 of the Partnership Agreement.

            (e) It is the intent of the Partners that the allocations of Designated Entity Items and Service Business Items under this section 3 of the Sixth Amendment will be respected for both Puerto Rico and United States federal income tax purposes and the Partnership shall interpret these allocations and Article 8 of the Partnership Agreement, as so amended, in a manner consistent with that intent.

      4. In the event of the liquidation of the Partnership, all liquidating distributions shall be made in accordance with Article 17 of the Partnership Agreement; provided, however, that it is the intent of the Partners that IGP Group shall be entitled to receive from the Partnership
(1) an aggregate amount equal to the amount of Designated Entity Distributions and Service Business Distributions that would have been distributed to IGP Group under Section 3(b) of this Sixth Amendment for the period beginning on the Effective Date and ending on the date of the liquidation of IGP Group's interest in the Partnership (as determined as if no such liquidation had occurred on such date and all distributions to IGP Group were made under Section 3(b) of this Sixth Amendment), and (2) any


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property distributed in kind by the Partnership that consists of interests in the Designated Entities, of property in kind received by the Partnership with respect to its ownership of and interest in a Designated Entity, or of assets used in the Service Business (for purposes of applying this sentence, any property to be distributed in kind to IGP Group under clause
(2) shall be treated as a distribution of an amount equal to the fair market value of such property for purposes of applying clause (1)). Therefore, to the extent possible, the Partnership shall make such allocations as may be necessary (including but not limited to allocations ofpital account balance equal to the remaining portion of the amount intended to be distributed to IGP Group under the proviso of the preceeding sentence.

      5. Except as specifically provided herein, the Partnership Agreement shall remain in full force and effect, unaffected hereby. If there are any conflicts between the terms of the Partnership Agreement and this Sixth Amendment, then and in such event this Sixth Amendment shall control.

      6. Each Partner hereby agrees to be subject to and bound by the Partnership Agreement, as amended by this Sixth Amendment.

      7. This Sixth Amendment may be executed in any number of counterparts, all of which together shall constitute a single instrument.

      IN WITNESS HEREOF, the parties hereto have executed this Sixth Amendment to the Partnership Agreement as of the date first written.


                                   GENERAL PARTNER:

                                   /s/ James J. Wilson
                                   -------------------------------
                                   James J. Wilson


                                   GENERAL PARTNER AND LIMITED PARTNER:

                                   Interstate General Company L.P.

                                   By:   Interstate General Management
                                         Corporation, Managing General
                                         Partner

                                   By:   /s/ James J. Wilson
                                         -----------------------------
                                         James J. Wilson, President

                                   LIMITED PARTNER

                                   IGP Group Corp.


                                   By:   /s/ Francisco Arrivi
                                         ----------------------------
                                         Francisco Arrivi, President